SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2004

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

One Williams Center, Tulsa, Oklahoma	74172

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918/573-2000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
Item 9. Regulation FD Disclosure.
INDEX TO EXHIBITS
Press Release

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

a)	None

b)	None

c)	Exhibits

Exhibit 99.1	Copy of The Williams Companies’ (“Williams”) press release dated April 1, 2004, publicly reporting the matters discussed herein, furnished pursuant to Item 9.

Item 9. Regulation FD Disclosure.

     On April 1, 2004, Williams, together with Flint Hills Resources, Holiday Stationstores, and Koch Pipeline Company LP, issued a press release publicly reporting that Williams has completed the sale of its Alaska business interests for about $290 million, subject to closing adjustments for items such as the value of petroleum inventories. A copy of the press release is furnished as Exhibit 99.1 to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
Date: April 2, 2004	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Copy of Williams’ joint press release dated April 1, 2004, publicly reporting the matters discussed herein.